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                                                                   Exhibit 10.39
                               INTERCOMPANY NOTE


In the city of Cali, Colombia, as of this thirty-first (31st) day of the month of December, of one thousand nine hundred and ninety eight (1998), the undersigned, TELEFONOS DE CARTAGO S.A. E.S.P. (hereinafter referred to as "THE COMPANY"), incorporated on January 3, 1997, through Public Deed No. 0004 issued by the Second Notary Public Office of Cartago, and registered before the Mercantile Registry of the Chamber of Commerce on January 8, 1997, under number 06436, Volume IX, being represented in this act by JOSE FERNANDO RAMIREZ M., identified with citizenship identification card No. 10.074.883 of legal age, domiciled in the city of CALI, in his capacity as its manager and legal representative pursuant to the corporate by-laws of the corporation as evidenced in the certificate of compliance which is attached hereto as an integral part of this Promissory Note, shall pay unconditionally to TRANSTEL S.A. or to its order, the sum of NINE MILLION EIGHT HUNDRED THIRTY FIVE THOUSAND TWO HUNDRED THIRTY FIVE DOLLARS OF THE UNITED STATES OF AMERICA ($9,835,235), on the first of November, two thousand seven (2007), unless the payment of this Promissory
Note is accelerated prior thereto as described below.

The COMPANY promises to pay twelve and a half percent (12 1/2%) interest on the unpaid principal amount hereof in like manner at the offices of TRANSTEL S.A. in Cali, Colombia from the date hereof until the principal amount hereof is fully paid.

In the event of delayed payment, the COMPANY shall pay interest at the rate of fourteen and a half percent (14 1/2%) from the date on which payment is due until the amount due is fully paid.

This Promissory Note evidences certain permitted Intercompany Indebtedness referred to in the Indenture dated as of October 28, 1997 between TRANSTEL S.A. and Marine Midland Bank as trustee (as amended modified or supplemented from time to time, the Indenture) and is subject to the provisions thereof, and shall be pledged by TRANSTEL S.A. pursuant to the PLEDGE AGREEMENT (as defined in the Indenture). The COMPANY hereby acknowledges and agrees that the PLEDGEE pursuant to and as defined in the PLEDGE AGREEMENT as in effect from time to time may exercise all rights provided therein with respect to this Promissory Note.

This Promissory Note shall automatically become due and payable upon the acceleration of the 12 1/2% Senior Notes due 2007 issued by TRANSTEL S.A. under the Indenture.

This Promissory Note represents a senior unsecured obligation of the COMPANY and ranks senior in right of payment to all existing and future subordinated indebtedness of the COMPANY and ranks pari passu with all existing and future senior indebtedness of the COMPANY.


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In witness whereof, this negotiable instrument is executed on the date above written.


The Restricted Subsidiary,



/s/ Jose Fernando Ramirez M.
----------------------------
JOSE FERNANDO RAMIREZ M.
TELEFONOS DE CARTAGO S.A. E.S.P.